UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2005

Stellent, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-19817	41-1652566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7777 Golden Triangle Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(952) 903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

2006 DIRECTOR COMPENSATION

On May 10, 2005, the Compensation Committee of the Board of Directors (the "Board") of Stellent, Inc. ("Stellent") approved, effective upon approval, the compensation policy of the Company applicable to Board members for the fiscal year ending March 31, 2006. Under the policy, each member of the Board will receive annual cash compensation of $37,500 and the grant of an option to purchase 12,500 shares of common stock of Stellent at a price equal to the closing market price of such shares on the date of the option grant. The Chair of the Audit Committee will receive additional annual cash compensation of $16,000, and the Chairs of each of the Compensation Committee and the Governance and Nominating Committee will receive additional annual cash compensation of $8,000.

Item 2.02. Results of Operations and Financial Condition.

The information in this section is being furnished to, but not filed with, the Securities and Exchange Commission.

On May 12, 2005, Stellent issued a press release that included financial information for its fourth fiscal quarter and fiscal year ended March 31, 2005. A copy of the press release is attached as Exhibit 99 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following Exhibit is being furnished herewith:

99 Stellent, Inc. press release dated May 12, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stellent, Inc.

May 12, 2005	By:	Gregg A. Waldon

Name: Gregg A. Waldon
Title: Chief Financial Officer, Treasurer and Secretary (Principal financial and accounting officer and duly authorized signatory on behalf of the registrant)

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Exhibit Index

Exhibit No.	Description

99	Stellent, Inc. press release dated May 12, 2005